Exhibit (c)(7)
 CONFIDENTIAL and PROPRIETARY to NAVISTAR    NYSE: NAV  Project Titan | Valuation analysis  Preliminary draft for illustrative purposes only – All projections are WIP  July 28, 2020

Preliminary draft for illustrative purposes only – All projections are WIP

Management forecast comparison as of July 2020

Whole Co. financial projections

Management – Feb. 2020	Management – July 2020	Consensus – July 2020
Management projections pre-COVID	*Latest management estimates*	*Consensus analyst estimates as of 7/23*



Revenue ($mm)
Class 8 market share
$11,251 $9,603 $10,498 $11,170 $12,387 $12,055
13.8% 13.0% 15.0% 16.0% 17.0% 17.5%
2019 2020 2021 2022 2023 2024
Δ vs. Feb.
(23.9%) (23.3%) (5.4%) (2.8%) 2.9%
$7,305 $8,050 $10,563 $12,039 $12,401
10.5% 11.3% 13.5% 15.2% 16.7%
2020 2021 2022 2023 2024
Δ vs. July mgmt.
5.6% 10.1% (8.6%)
$7,714 $8,861 $9,654
2020 2021 2022
% growth (14.6%) 9.3% 6.4% 10.9% (2.7%)
(35.1%) 10.2% 31.2% 14.0% 3.0%
(31.4%) 14.9% 8.9%
Adj. EBITDA ($mm)
% margin
$946 $740 $877 $1,119 $1,451 $1,448
8.4% 7.7% 8.4% 10.0% 11.7% 12.0%
2019 2020 2021 2022 2023 2024
Δ vs. Feb.
(59.5%) (33.3%) (11.7%) (5.2%) 3.2%
Long term manufacturing EBITDA margin of 10.9%
$300 $585 $988 $1,376 $1,494
4.1% 7.3% 9.4% 11.4% 12.0%
2020 2021 2022 2023 2024
Δ vs. July mgmt.
21.7% 4.0% (23.7%)
$365 $609 $754
4.7% 6.9% 7.8%
2020 2021 2022

Source: Company information and projections, CapIQ as of 07/23/20
Note: Financials reflect 10/31 FYE

NYSE: NAV

NAVISTAR®

CONFIDENTIAL and PROPRIETARY to NAVISTAR

1

     Revenue CAGR (‘20E – ‘22E)    EBITDA CAGR (‘20E – ‘22E)  Source: Wall Street Research, Capital IQNote: Market data as of 7/23/20. Navistar figures are company estimates. Based on WholeCo financials        (Mgmt.)    Revenue Growth (’21E – ’22E)    EBITDA Growth (’21E – ’22E)  (Consensus)          (Mgmt.)    (Consensus)                (Mgmt.)    (Consensus)        (Mgmt.)    (Consensus)        (Mgmt.)    (Consensus)  North American peer group operating comparison  Preliminary draft for illustrative purposes only – All projections are WIP        20.2%  19.6%  12.0%  11.7%        81.5%  39.0%  37.7%  20.8%          EBITDA Margin (’22E)  14.9%      11.6%    9.4%    7.9%    (Mgmt.) (Consensus)  EBITDA Margin Expansion (’20E – ’22E)          31.2%  22.0%  11.1%  9.7%        68.9%  26.0%  25.2%  18.7%        5.2%  3  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR  2.8%  2.8%  2.1%

Preliminary draft for illustrative purposes only – All projections are WIP

Illustrative standalone discounted cash flow analysis summary

Standalone valuation range[1]	
Discount rate range	9.5% - 11.5%
Terminal growth range	1.0% - 2.0%
Long-term manufacturing EBITDA margin	10.9%
Base range	$37 - $60
Mid-point	$47

Key counterproposal messages

- Management's plan reflects impact of COVID-19 on market share growth and margin expansion plan over the next five years
- Standalone intrinsic value of that plan centers on ~$47 per share
- Navistar's granular analysis of potential synergies has identified ~$600mm to $1.0bn of additional annual run-rate cost and revenue synergies achievable post combination
- Traton is likely to focus on off-balance sheet liabilities which could reduce valuation by ~$8 per share

[1] For reference only; as per July 15, 2020 projections from management

NYSE: NAV

NAVISTAR®

CONFIDENTIAL and PROPRIETARY to NAVISTAR

3

   Illustrative standalone discounted cash flow sensitivity analysis  Preliminary draft for illustrative purposes only – All projections are WIP    As implied by preliminary management base case analysis  High  Low  Mid-point    Discount rate: 10.5%; TVGR: 1.5% Revenue CAGR 20E' - 29E' 7.4% 6.9% 6.4% 5.9% 5.4%  11.4%  $55 $52  $48  $45  $42  10.9%  $50 $47  $43 $40 $37  10.4% $45  $42  $39  $36  $33  9.9% $40  $37  $34  $31  $28  9.4% $35  $32  $29  $27  $24  8.7% $28  $25  $23  $20  $18  Long term manufacturing EBITDA margin                      Discount rate: 9.5%; TVGR: 2.0% Revenue CAGR 20E' - 29E' 7.4% 6.9% 6.4% 5.9% 5.4%  11.4%  $70 $66  $61  $57  $53  10.9%  $64 $60  $56 $52 $48  10.4% $58  $54  $51  $47  $43  9.9% $53  $49  $45  $42  $38  9.4% $47  $43  $40  $36  $33  8.7% $39  $36  $32  $29  $26  Long term manufacturing EBITDA margin                      Discount rate: 11.5%; TVGR: 1.0% Revenue CAGR 20E' - 29E' 7.4% 6.9% 6.4% 5.9% 5.4%  11.4%  $45 $41  $39  $36  $33  10.9%  $40 $37  $34 $32 $29  10.4% $36  $33  $30  $28  $25  9.9% $31  $28  $26  $23  $21  9.4% $27  $24  $22  $19  $17  8.7% $20  $18  $16  $14  $12  Long term manufacturing EBITDA margin                    Source: Management projections  4  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR

   Navistar Low Synergy Estimate(1)    Low Estimate Synergy NPV Per Share Sensitivity AnalysisAscribes No Credit to Balance Sheet Synergies  Navistar High Synergy Estimate(2)  High Estimate Synergy NPV Per Share Sensitivity AnalysisAscribes No Credit to Balance Sheet Synergies  Source: MNote: NPV values based on a 10.5% discount rate; After-tax NPV per share value based on a 27% tax rate(1) Based on management provided low case; based on 100.9mm shares outstanding    –  25%  50%  75%  100%        –  25%  50%  75%  100%  –  $0  $4  $8  $13  $17    enue or  –  $0  $10  $20  $30  $40  25%  $2  $7  $11  $15  $19    of Rev Paid F  25%  $3  $13  $23  $33  $43  50%  $5  $9  $13  $17  $22    ive % rgies  50%  $6  $16  $26  $36  $45  75%  $7  $11  $15  $20  $24    ustrat Syne  75%  $8  $18  $28  $38  $48  100%  $9  $13  $18  $22  $26    Ill  100%  $11  $21  $31  $41  $51  anagement s  ynergy analysis, company filings                          Illustrative Traton perspective on synergy assumptions sensitivity  Preliminary draft for illustrative purposes only – All projections are WIP  Cost Synergies  $265  $17  Revenue Synergies  224  9  Balance Sheet Synergies  124  10  Total Synergies  $612  $36  Annual NPV Per EBITDA Uplift Share   Cost Synergies  $572  $40  Revenue Synergies  295  11  Balance Sheet Synergies  128  11  Total Synergies  $995  $62  Annual NPV Per EBITDA Uplift Share    Illustrative % of Cost Synergies Paid For   Illustrative % of RevenueSynergies Paid For           Illustrative % of Cost Synergies Paid For       ($ in millions, expect per share data)  (2) Based on management provided high case; based on 101.4mm shares outstanding  5  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR

Preliminary draft for illustrative purposes only – All projections are WIP

Illustrative negotiating framework

Amounts represent value per Navistar share

DCF Based

Represents mid-point values



% of synergies paid for
100%
75%
50%
25%
$47
($8)
$39
$39
$29
$19
$10
$77
$68
$58
$48
Standalone DCF value [1]
Off-balance sheet liabilities [2]
Share price pre-synergies
Illustrative synergies paid away [3]
Share price post-synergies

$37 – $60	($2) – ($15)		$10 – $39	Implied share price impact

Market Based



$24
$7
$31
$17
$48
$9
$57
$50
NAV undisturbed share price [4]
Appreciation since offer
NAV current share price [4]
NPV of low cost synergies [3]
Market + cost synergies
NPV of low revenue synergies [3]
Market + cost and revenue synergies

Source: Company information
Note: Per share calculations based on fully diluted share count of 100.1mm; incremental increases based on midpoint of value ranges
[1] Based on management base case plan; Assumes 1-2% terminal growth rate and 10.5% discount rate
[2] Off-balance sheet liabilities include litigation, used truck and pension risk of $5.37, $0.43 and $2.71, respectively, with corresponding ranges of ($2.32 – $8.41), ($0.00 – $0.85) and ($0.00 – $5.41)
[3] NPV values based on a 10.5% discount rate and 27% tax rate; ascribes no credit to balance sheet synergies
[4] Unaffected share price reflects Navistar pre-offer share price of $24.07 as of 01/30/20; current share price reflects Navistar share price of $31.30 as of 07/23/20

NYSE: NAV
NAVISTAR®
CONFIDENTIAL and PROPRIETARY to NAVISTAR
6

 CONFIDENTIAL and PROPRIETARY to NAVISTAR    NYSE: NAV  APPENDIX

Preliminary draft for illustrative purposes only – All projections are WIP

Navistar peer trading update

February 19, 2020 to July 23, 2020

Looking at trading multiples for the sector is challenging given uncertainty and lack of granularity on Manufacturing specific projections.

Change in Share Price
(2/19/20 to 7/23/20)



(25%)
(22%)
(17%)
(15%)
(11%)
3%
13%
16%
CNH INDUSTRIAL
NAVISTAR
ISUZU
TRATON
PACCAR

Change in TEV
(2/19/20 to 7/23/20)



(22%)
(19%)
(9%)
(5%)
2%
6%
14%
30%
ISUZU
CNH INDUSTRIAL
TRATON
NAVISTAR
PACCAR

Adj. TEV / 2021E EBITDAPO[1]



Current Multiples
Multiples at 2/19
Average of Current Multiples (Excl. NAV)
Average of Multiples at 2/19 (Excl. NAV)
13.4x (2)
9.7x (2)
12.1x (3)
8.3x
10.8x
8.1x
10.6x
6.9x
7.8x
6.1x
6.5x
6.4x
6.0x
4.8x
5.9x
4.5x
3.9x
3.0x
7.4x
5.7x
NAVISTAR (Consensus)
NAVISTAR (Management)
PACCAR
CNH INDUSTRIAL
ISUZU
TRATON

Source: Company filings, Wall Street Research, Capital IQ
Note: Market data as of 7/23/20. Averages exclude Navistar multiples
[1] Adjusted TEV defined as market cap plus net debt, preferred stock, minority interest and tax-affected pension & OPEB less investments in affiliates and book value of FinCo Equity
[2] Based on consensus 2021E Manufacturing EBITDA of $484mm and $652mm as of 7/23/20 and 2/19/20, respectively
[3] Assumes 2021E Manufacturing EBITDAPO of $535mm based on 2021E WholeCo Adj. EBITDA of $585mm, 2021E FinCo EBITDA of $124mm, and non-service pension cost of $74mm

NYSE: NAV
NAVISTAR®
CONFIDENTIAL and PROPRIETARY to NAVISTAR
7

   Industry sales forecasts by class / type  Class 8 Truck                                  75,597  45,500  44,000  59,400  65,000 63,800  58,500  15.6%   (39.8%)   35.0%  9.4%  (3.3%) (1.8%) (8.3%)  Source: ACT ResearchNote: Financials reflect 12/31 FYE                                8.1%  26.2%  31.8%  2.3%  (1.7%)  1.6%    (42.9%)            2019  2020  2021  2022  2023  2024  2025  2019  2020  2021  2022  2023  2024  2025  Class 5-7 Truck              215,587  123,200  155,500  204,900  209,650  206,050  209,250 2019A – 2025E CAGR(0.5%)  Bus                      41,425  10  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR  31,300  37,300          19.2%  21.4%              (1.1%)    (24.4%)          1.9%    0.0%    0.7%  2019    2020    2021  2022    2023    2024    2025  45,300  46,150 46,150 46,450  Retail sales (units) and YoY growth (%) per ACT Research  2019A – 2025E CAGR (4.2%)  2019A – 2025E CAGR1.9%  2020E – 2025E CAGR5.2%  2020E – 2025E CAGR11.2%  2020E – 2025E CAGR8.2%  Preliminary draft for illustrative purposes only – All projections are WIP

Preliminary draft for illustrative purposes only – All projections are WIP

Market share growth assumptions

Market Share

	FY19 ACT	FY20	FY21	FY22	FY23	FY24	FY25	FY26
Heavy	13.8%	10.5%	11.3%	13.5%	15.2%	16.7%	17.2%	18.1%
Severe	14.8%	15.5%	16.9%	17.3%	18.4%	19.1%	19.9%	20.6%
Medium	27.0%	21.0%	23.0%	26.2%	27.7%	27.2%	28.6%	29.0%
Bus	35.8%	37.0%	38.5%	38.0%	38.0%	39.5%	40.0%	40.5%
Total Traditional	**18.8%**	**17.0%**	**18.1%**	**19.3%**	**20.3%**	**21.4%**	**22.8%**	**23.5%**

Key Assumptions

- **Heavy:** Dealer led sales and segment optimized product offerings to drive heavy market share from 13.8% in FY19 to 18.1% by 2026. Commercial acceleration initiative along with more aggressive pivot to small /mid size customer expect to increase segment penetration in Private and general Freight
- **Medium:** EPS driven refreshed production, and dealer engagement to grow government business to drive market share growth from 27% to 29.0% by 2026
- **Severe Service:** Launch of Next Gen HX in FY21 and targeting growth in Utility & Concrete segments achieve market share from 14.8% to 20.6% by 2026
- **Bus:** Launch of electric bus in FY21, and continued focus on National Accounts, Dealer augmented AOR focus to maintain Bus market share growth momentum, reaching 40% in FY25

Source: Company Information

NYSE: NAV

NAVISTAR®

CONFIDENTIAL and PROPRIETARY to NAVISTAR

9

Key valuation assumptions  10  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR  2020E and 2021E projections based on Management projections as of June 26th, 20202022E through 2026E projections based on Management's sensitized strategic plan assumptions as of July 9th, 2020Assumes truck cycle returns to trend beginning in 20222024E heavy duty market share growth to 16.7% (current market share of 10.5%)2026E through 2029E assumes a linear decline in revenue growth from 1.8% in 2026E to 1.5% in 2029EResults in a 2020E – 2029E revenue CAGR of 6.9%Long-term (2024E and beyond) Manufacturing Adj. EBITDA margin of 10.9% (12% WholeCo margin)Long-term annual capex expense of $250mm, driven by autonomous and e-mobility investment as well as maintenance capital expenditureAssumes valuation date of April 30th, 2020 and mid-period discounting conventionBalance sheet data as of April 30th, 2020 per Q2 2020 filingReflects net debt of $2,038mm, after-tax pension and OPEB of $1,659mm ($2.1bn pre-tax), FinCo book equity of $617mm, and assumes PV of NOLs of $300mmAssumes normalized long-term tax rate of 27%  Preliminary draft for illustrative purposes only – All projections are WIP  Source: Company filings

   Illustrative standalone discounted cash flow analysis  Preliminary draft for illustrative purposes only – All projections are WIP    PV of terminal value    PV of cash flows  +    Firm value    Equity value    Implied value per share    Book value of FinCo1  +    Implied TV / 2029E Adj. EBITDA  =   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $4,365  $4,667  $5,008    10.5%  3,599  3,822  4,072    11.5%  3,003  3,172  3,360   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $8,794  $9,095  $9,437    10.5%  7,856  8,079  8,329    11.5%  7,099  7,268  7,456   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $5,421  $5,722  $6,064    10.5%  4,483  4,706  4,956    11.5%  3,726  3,895  4,083   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $53.76  $56.71  $60.06    10.5%  $44.57  $46.76  $49.21    11.5%  $37.14  $38.81  $40.65   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  7.3x  7.8x  8.4x    10.5%  6.6x  7.0x  7.4x    11.5%  6.0x  6.3x  6.7x  Discount rate  9.5%  $3,812    10.5%  3,640    11.5%  3,479  Discount rate  9.5%  $617    10.5%  617    11.5%  617    Net debt and NOLs2  Discount rate  9.5%  ($3,373)    10.5%  (3,373)    11.5%  (3,373)  =  -  Source: Navistar management projectionsNote: Assume valuation date as of 04/30/20; assumes mid-period discounting convention; assumes tax rate of 27%1 Assumes 1.0x FinCo. book value of $617mm as per 2020 Q2 filing2 Net debt of $2,038mm, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $28mm as per 2020 Q2 filing; Post tax underfunded pension and OPEB of $1,659mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,300mm and pre-tax underfunded OPEB of $800mm as of 04/30/20); PV of NOLs of $300mm  Management base case – July 15, 2020; Assumed discount rate of 9.5% - 11.5%   Management projections ($mm) Q3-Q4 20E Oct-21E Oct-22E Oct-23E Oct-24E Oct-25E Oct-26E                Oct-27E   CAGR Oct-28E Oct-29E Terminal 20E' - 24E' 20E' - 29E'              Manufacturing revenue  $3,463  $7,879  $10,376  $11,843  $12,202  $12,206  $12,429  $12,643  $12,847  $13,039    $13,235    14.4%  6.9%  % growth    10.5%  31.7%  14.1%  3.0%  0.0%  1.8%  1.7%  1.6%  1.5%    1.5%        Manufacturing Adj. EBITDA  $96  $461  $842  $1,213  $1,327  $1,327  $1,352  $1,375  $1,397  $1,418    $1,439    67.1%  26.6%  % margin  2.8%  5.9%  8.1%  10.2%  10.9%  10.9%  10.9%  10.9%  10.9%  10.9%    10.9%        Plus: Non-service pension expenses  28  74  38  26  14  4  (4)  0  0  0    0        Manufacturing EBITDAPO  $124  $535  $880  $1,239  $1,341  $1,331  $1,348  $1,375  $1,397  $1,418    $1,439        % margin  3.6%  6.8%  8.5%  10.5%  11.0%  10.9%  10.8%  10.9%  10.9%  10.9%    10.9%        Less: Manufacturing D&A  (77)  (142)  (146)  (146)  (160)  (143)  (154)  (164)  (173)  (183)    (183)        Manufacturing EBITPO  $47  $393  $734  $1,093  $1,181  $1,189  $1,194  $1,211  $1,224  $1,236    $1,257        % margin  1.4%  5.0%  7.1%  9.2%  9.7%  9.7%  9.6%  9.6%  9.5%  9.5%    9.5%        Tax expense  (13)  (48)  (198)  (295)  (319)  (321)  (322)  (327)  (330)  (334)    (339)        EBIAT  $34  $345  $536  $798  $862  $868  $872  $884  $894  $902    $918        Plus: Manufacturing D&A  77  142  146  146  160  143  154  164  173  183    183        % capex  85.6%  47.3%  48.8%  48.5%  53.3%  57.0%  61.8%  65.5%  69.3%  73.0%    73.0%        Less: Capex  (90)  (300)  (300)  (300)  (300)  (250)  (250)  (250)  (250)  (250)    (250)    13.6%  3.7%  Less: Δ(NWC) & Other  (20)  (39)  124  160  61  (19)  (5)  (5)  (5)  (5)    (5)        Unlevered FCF  $1  $148  $506  $803  $782  $741  $771  $793  $812  $829    $845              11  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR

     Litigation, used truck and pension risk   Reduction in Interest Rates (bps)                   0  25  50  75  100  Return on plan assets  0.0%  $0.0  ($84.8)  ($169.5)  ($254.3)  ($339.0)    (5.0%)  (100.7)  (185.4)  (270.2)  (354.9)  (439.7)    (10.0%)  (201.3)  (286.1)  (370.8)  (455.6)  (540.3)    (15.0%)  (302.0)  (386.7)  (471.5)  (556.2)  (641.0)    (20.0%)  (402.6)  (487.4)  (572.1)  (656.9)  (741.6)    Impact on funding status1   Reduction in Interest Rates (bps)                   0  25  50  75  100  Return on plan assets  0.0%  $0.0  ($61.9)  ($123.7)  ($185.6)  ($247.5)    (5.0%)  (73.5)  (135.3)  (197.2)  (259.1)  (320.9)    (10.0%)  (146.9)  (208.8)  (270.7)  (332.6)  (394.4)    (15.0%)  (220.4)  (282.3)  (344.2)  (406.0)  (467.9)    (20.0%)  (293.9)  (355.8)  (417.6)  (479.5)  (541.4)    Post-tax impact on equity value1   Reduction in Interest Rates (bps)                   0  25  50  75  100  Return on plan assets  0.0%  $0.00  ($0.62)  ($1.24)  ($1.85)  ($2.47)    (5.0%)  ($0.73)  ($1.35)  ($1.97)  ($2.59)  ($3.21)    (10.0%)  ($1.47)  ($2.09)  ($2.70)  ($3.32)  ($3.94)    (15.0%)  ($2.20)  ($2.82)  ($3.44)  ($4.06)  ($4.67)    (20.0%)  ($2.94)  ($3.55)  ($4.17)  ($4.79)  ($5.41)    Post-tax impact on share price1  $85  $0  $0.85  $0.00    Used truck lossPer shareSource: Company information1 Based on plan assets of $2.013bn; Assumes 1.00% reduction in interest rates would reduce funding status by $339mm based on sensitivity analysis; Assumes tax rate of 27%  Preliminary draft for illustrative purposes only – All projections are WIP    12  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR

 This document contains highly confidential information and is solely for informational purposes. You should not rely upon or use it to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. You and your affiliates and agentsmust hold this document and any oral information provided in connection with this document, as well as any information derived by you from the information contained herein, in strict confidence and may not communicate, reproduce or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately.This document is “as is” and is based, in part, on information obtained from other sources. Our use of such information does not imply that we have independently verified or necessarily agree with any of such information, and we have assumed and relied upon the accuracy and completeness of such information for purposes of this document. Neither we nor any of our affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and expressly disclaim any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any views or terms contained herein are preliminary, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are subject to change. We undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance.This document does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction,or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report nor should it be construed as such.This document may include information from the S&P Capital IQ Platform Service. Such information is subject to the following: “Copyright © 2020, S&P Capital IQ (and its affiliates, as applicable). This may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT,INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.”This document may include information from SNL Financial LC. Such information is subject to the following: “CONTAINS COPYRIGHTED AND TRADE SECRET MATERIAL DISTRIBUTED UNDER LICENSE FROM SNL. FOR RECIPIENT’S INTERNAL USE ONLY.”Copyright © 2020, PJT Partners LP (and its affiliates, as applicable).  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR

 This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to aU.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan's policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy.J.P. Morgan is a party to the SEC Research Settlement and as such, is generally not permitted to utilize the firm's research capabilities in pitching for investment banking business. All views contained in this presentation are the views of J.P. Morgan’s Investment Bank, not the Research Department. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.Changes to Interbank Offered Rates (IBORs) and other benchmark rates: Certain interest rate benchmarks are, or may in the future become, subject to ongoing international, national and other regulatory guidance, reform and proposals for reform. For more information, please consult: https://www.jpmorgan.com/global/disclosures/interbank_offered_ratesJPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.J.P. Morgan is a marketing name for investment businesses of JPMorgan Chase & Co. and its subsidiaries and affiliates worldwide. Securities, syndicated loan arranging, financial advisory, lending, derivatives and other investment banking and commercial banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan Securities plc, J.P. Morgan AG, JPMorgan Chase Bank, N.A. and the appropriately licensed subsidiaries and affiliates of JPMorgan Chase & Co. worldwide. J.P. Morgan deal team members may be employees of any of the foregoing entities. J.P. Morgan Securities plc is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. J.P. Morgan AG is authorized by the German Federal Financial Supervisory Authority (BaFin) and regulated by BaFin and the German Central Bank (Deutsche Bundesbank).For information on any J.P. Morgan German legal entity see: https://www.jpmorgan.com/country/US/en/disclosures/legal-entity-information#germany.For information on any other J.P. Morgan legal entity see: https://www.jpmorgan.com/country/GB/EN/disclosures/investment-bank-legal-entity-disclosures.This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services.Copyright 2020 JPMorgan Chase & Co. All rights reserved. JPMorgan Chase Bank, N.A., organized under the laws of U.S.A. with limited liability.  NYSE: NAV  CONFIDENTIAL and PROPRIETARY to NAVISTAR